EXHIBIT 23.1


       CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Equity Incentive Plan and the Employee Stock Purchase Plan of Penederm Incorporated of our report dated January 27, 1997 (except for the second paragraph of Note 12 as to which the date is March 12), with respect to the consolidated financial statements included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.





                                            /s/ Ernst & Young LLP



Palo Alto, California
July 31, 1997